Exhibit 21

Carmike Cinemas, Inc.

List of Subsidiaries

Subsidiary	State of Incorporation	% Owned
Eastwynn Theatres, Inc.	Alabama	100%
George G. Kerasotes Corporation	Delaware	100%
GKC Indiana Theatres, Inc.	Indiana	100%
GKC Michigan Theatres, Inc.	Delaware	100%
GKC Theatres, Inc.	Delaware	100%
Military Services, Inc.	Delaware	100%
Carmike Reviews Holdings, LLC	Delaware	100%
Carmike Motion Pictures Birmingham, LLC	Delaware	100%
Carmike Motion Pictures Birmingham II, LLC	Delaware	100%
Carmike Motion Pictures Birmingham III, LLC	Delaware	100%
Carmike Motion Pictures Chattanooga, LLC	Delaware	100%
Carmike Motion Pictures Daphne, LLC	Delaware	100%
Carmike Motion Pictures Pensacola, LLC	Delaware	100%
Carmike Motion Pictures Pensacola II, LLC	Delaware	100%
Carmike Motion Pictures Indianapolis, LLC	Delaware	100%
Carmike Motion Pictures Huntsville, LLC	Delaware	100%
Carmike Motion Pictures Fort Wayne, LLC	Delaware	100%
Carmike Motion Pictures Melbourne, LLC	Delaware	100%
Carmike Motion Pictures Peoria, LLC	Delaware	100%
Carmike Motion Pictures Port St. Lucie, LLC	Delaware	100%
Carmike Motion Pictures Orange Beach, LLC	Delaware	100%
Carmike Motion Pictures Allentown, LLC	Delaware	100%
Carmike Houston LP, LLC	Delaware	100%
Carmike Houston GP, LLC	Delaware	100%
Carmike Motion Pictures Houston, LP	Delaware	100%
Carmike Giftco, Inc.	Florida	100%
Seth Childs 12 of Kansas L.L.C.	Kansas	100%
Digital Cinema Destinations Corp.	Delaware	100%
Start Media/Digiplex, LLC	Delaware	100%
DC Cinema Centers, LLC	Delaware	100%
DC Westfield Cinema, LLC	Delaware	100%
DC Cranford Cinema, LLC	Delaware	100%
DC Lisbon Cinema, LLC	Delaware	100%
DC Bloomfield Cinema, LLC	Delaware	100%
DC Mechanicsburg Cinema, LLC	Delaware	100%
DC Churchville Cinema, LLC	Delaware	100%
DC Lansing, LLC	Delaware	100%
DC Londonderry Cinema, LLC	Delaware	100%
DC Sarver Cinema, LLC	Delaware	100%
DC Pigeon Forge, LLC	Delaware	100%
DC Apple Valley Cinema, LLC	Delaware	100%
DC River Village Cinema, LLC	Delaware	100%
DC Temecula Cinema, LLC	Delaware	100%
DC Mission Marketplace Cinema, LLC	Delaware	100%
DC Poway Cinema, LLC	Delaware	100%
DC Surprise Cinema, LLC	Delaware	100%
DC Sparta Cinema, LLC	Delaware	100%
DC Solon Cinema, LLC	Delaware	100%
DC Torrington Cinema, LLC	Delaware	100%
DC New Smyrna Beach Cinema, LLC	Delaware	100%
Carmike Concessions, LLC	Florida	100%
Carmike Concessions II, LLC	Texas	100%